WAIVER AND TERMINATION
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                                       OF
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                             SHAREHOLDERS' AGREEMENT
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     THIS WAIVER AND TERMINATION OF SHAREHOLDERS' AGREEMENT (the "Agreement") is
entered into effective as of July 16, 2005 (the "Effective Date"), by and among Jagen Pty, Ltd. ("Jagen") and Anthony Rawlinson ("Rawlinson" and together with Jagen, the "Purchasers"), Carl D. Perry ("Perry") and Enova Systems., Inc. (formerly U.S. Electricar, Inc.), a California corporation (the "Company"). Any Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Placing Agreement by and among Investec Bank (UK) Limited, the Company and the Directors of the Company (including but not limited to Rawlinson as a Director) attached hereto as Exhibit A and incorporated herein by reference (the "Placing Agreement") or as set forth in the Shareholders' Agreement (as defined below).

                                R E C I T A L S:
                                ----------------

     A. On June 1, 1999 the Purchasers, Perry and the Company entered into a Shareholders' Agreement (the "Shareholders' Agreement") which provided for, among other matters, the granting of certain preemptive and corporate governance rights to the Purchasers which the parties now desire to waive and/or terminate.

     B. The Company has engaged Investec Bank (UK) Limited to act as its agent for the Company in respect of the Company proposing to sell up to 5,350,000 new Common Shares of the Company (the "Placing Shares") pursuant to Regulation S under the Securities Act of 1933, as amended, to persons subscribing for Placing Shares pursuant to the Placing Agreement;

     C. In connection with the Placing, among other matters set forth below, the Company desires that the Purchasers waive their preemptive rights set forth in
Article III of the Shareholders' Agreement effective as of the Effective Date and terminate the Shareholders' Agreement effective immediately prior to the "Admission".

               NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.
                                   TERMINATION

     So long as the Admission becomes effective on, or prior to, August 31, 2005, the Shareholders' Agreement is hereby terminated and of no further force or effect with all rights and obligations of the parties thereto cancelled and void, effective immediately prior to the Admission.

                                   ARTICLE II.
                 ACKNOWLEDGMENT OF REFUSAL TO FUND SINKING FUND

     The Purchasers acknowledged and confirm that with respect to any financing which they have provided to the Company at any time, they have affirmatively required that all of the proceeds from their investment be retained by the Company and that no such financing in any amount was to have been placed into a sinking fund escrow account in connection with that certain Credit Managers Association April 22, 1996 Promissory Note.

                                  ARTICLE III.
                                PREEMPTIVE RIGHTS

     Effective as of the Effective Date, each Purchaser hereby waives his or its right under Article III of the Shareholders' Agreement to purchase the Placing Shares as contemplated in the Placing Agreement at such price as shall be determined pursuant to the Placing Agreement and in such amounts in the aggregate not to exceed 15 million pounds. Such waiver shall expire if the Admission has not been consummated on, or prior to, August 31, 2005.

                                   ARTICLE IV.
                         CORPORATE GOVERNANCE AND VOTING

     Each Purchaser acknowledges and confirms that since June 1, 1999, Anthony Rawlinson has been the Purchasers' Board member designee as contemplated in
Article IV of the Shareholders' Agreement. Each Purchaser further acknowledges and confirms that he or it has approved any increase in the Company's authorized number of Board members since June 1, 1999 as such increases have been disclosed in the Company's SEC filings from time to time, including but not limited to an increase to eight authorized directors in 2004 and the election of Bjorn Ahlstrom at the last Annual Shareholders Meeting as the most recently elected new Director.

                                   ARTICLE V.
                               REGISTRATION RIGHTS

     Each of the Purchasers acknowledges and confirms that since June 1, 1999 it has waived its rights to cause its Registrable Securities to be registered under the Securities Act of 1933, as amended, pursuant to Section 5.2 of the Shareholders' Agreement to the extent such Registrable Securities were not included in any S-1 Registration Statement filed by the Company with the SEC since June 1, 1999.

                                   ARTICLE VI.
                             ADDITIONAL CONFIRMATION

     Each Purchaser acknowledges and confirms that it has not assigned, transferred or otherwise encumbered its rights under the Shareholders' Agreement to or with any third party.

                                  ARTICLE VII.
                                  MISCELLANEOUS

     Section 7.1 No Inconsistent Agreements. Except as set forth in the Shareholders' Agreement until terminated herein, each party hereto hereby consents to the termination of any other prior written or oral agreement or understanding restricting, conditioning or limiting the ability of any party to transfer or vote Shares. Each Purchaser represents and agrees that, as of the Effective Date, there is no (and from and after the Effective Date it will not, and will cause its Affiliates not to, enter into any) agreement with respect to any securities of the Company or any of its Affiliates (and from and after the Effective Date Purchaser shall not take, or permit any of its Affiliates to take, any action) that is inconsistent in any material respect with the provisions in this Agreement.

     Section 7.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any merger or Qualified Reorganization); and (ii) neither this Agreement nor any rights or obligations hereunder or under the Shareholders' Agreement may be transferred or assigned by a Purchaser or Perry prior to September 1, 2005.

     Section 7.3 No Waivers; Amendments.

     (a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (b) This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by (i) the Company,
(ii) the holders of 66% of the Shares held by Purchasers and (iii) Perry.

     Section 7.4 Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if telecopied or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties set forth on the Company's records. Any party hereto may by notice so given change its address for future notice hereunder. Notice will be deemed to have been given when personally delivered or when deposited in the mail or telecopied in the manner set forth above and will be deemed to have been received when delivered.

     Section 7.5 Consistency. In the event of a conflict between this Agreement on the one hand and the Shareholders' Agreement or any other agreement relating to the subject matter of this Agreement on the other hand, the terms and provisions of this Agreement shall be deemed to set forth the true intentions of the parties (to the extent permitted by applicable law) and shall supersede the terms of any other agreement.

     Section 7.6 Confidentiality The Purchasers shall not at any time (a) disclose the Company's business plans and objectives, financial projections, marketing plans, technical data, patentable and unpatentable designs, concepts, ideas, inventions, know-how and other trade secrets of the Company (the Confidential Information") to any Person whatsoever, (b) examine or make copies of any reports or other documents, papers, memoranda, or extracts containing Confidential Information, nor (c) utilize for their own benefit or for the benefit of any other party other than the Company any such Confidential Information except:

          (i) Information which such party can show was rightfully in its possession at the time of disclosure by the Company.

          (ii) Information which such party can show was received from a third party who lawfully developed the information independently of the Company or obtained such information from the Company under conditions which did not require that it be held in confidence.

          (iii) Information which, at the time of disclosure, is in the public domain.

     Section 7.7 Applicable Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile.

     Section 7.9 Title and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

     Section 7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith to achieve the closest comparable terms as is possible. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                                SIGNATURE PAGE TO
                WAIVER AND TERMINATION OF SHAREHOLDERS' AGREEMENT



PURCHASER                                U.S. ELECTRICAR, INC.

JAGEN PTY, LTD.

By:  /s/ Boris Liberman                  By:  /s/ Carl Perry
   ---------------------------              -----------------------------
          (Signature)                                 (Signature)


PURCHASER

ANTHONY N. RAWLINSON

/s/ Anthony N. Rawlinson
------------------------
       (Signature)


/s/ Carl Perry
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CARL PERRY